United States Securities and Exchange Commission
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATLAS RESOURCES #17-2007 (A) L.P.
(Exact name of registrant as specified in its charter)
Delaware	20-8978061
(State of	(I.R.S. Employer
incorporation or organization)	Identification No)

Westpointe Corporate Center One
1550 Coraopolis Heights Road, 2nd Floor
Moon Township, PA	15108
(address of principal executive offices)	Zip Code

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d) check the following box ☑

Securities Act registration statement file number to which this from relates (if applicable): 333-144070

Securities to be registered pursuant to Section 12(g) of the Act:

Investor General Partner Units, Converted Limited Partner Units and Limited Partner Units

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Investor General Partner Units, the Converted Limited Partner Units and the Limited Partner Units (the “Units”) in Atlas Resources Public #17-2007(A) L.P., a Delaware limited partnership (the “Partnership”). A description of the Units is set forth in the prospectus for Atlas Resources Public #17-2007 Program (the “Program”), which is hereby incorporated herein by reference to the Program’s final prospectus dated October 17, 2007, and filed with the Securities and Exchange Commission on October 19, 2007, relating to the Program’s Registration Statement on Form S-1 (SEC File No. 333-144070).

Item 2: Exhibits

Except as otherwise noted in the footnotes set for the below, the following documents are filed as exhibits to this registration statement:

4.1	Certificate of Limited Partnership Agreement for Atlas Resources Public #17-2007 (A) L.P.(1)

4.2	Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2007 (A) L.P.

10.1	Drilling and Operating Agreement.

(1)	Incorporated by reference to Exhibit 4(a) previously filed in the Program’s Registration Statement on June 27, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Atlas Resources Public #17-2007 (A) L.P.
By: Atlas Resources, LLC, Managing General Partner

By:	/s/ Nancy J. McGurk April 18, 2008
Nancy J. McGurk
Senior Vice President,
Chief Accounting Officer